Exhibit 99.1


For Immediate Release                    Contact: William J. Small
                                                  Chairman, President and CEO
                                                  First Defiance Financial Corp.
                                                  (419) 782-5015
                                                  bsmall@first-fed.com
                                                  --------------------

                     FIRST DEFIANCE ANNOUNCES 2004 FULL YEAR
                           AND FOURTH QUARTER EARNINGS


          HIGHLIGHTS
     o Net income of $3.5 million or $0.55 per share for 2004 fourth quarter, an increase of 25.0% on a per share basis from 2003 fourth quarter.
     o Annual earnings for 2004 totaled $10.8 million or $1.69 per share compared to $12.1 million or $1.91 per share in 2003. The 2004 results include the effect of a $1.9 million one-time charge recorded in the third quarter for the settlement of a contingency related to the 2002 sale of the Leader Mortgage subsidiary ($1.25 million or $0.20 per share after tax).
     o Net interest income increased by $1.0 million to $9.0 million for the 2004 fourth quarter compared to 2003 period.
     o Net interest margin improved to 3.67% for the 2004 fourth quarter from 3.51% for the 2003 fourth quarter and from 3.58% for the 2004 third quarter.
     o Net charge-offs for the 2004 fourth quarter were just .03% of average loans (annualized). For the full year, net charge-offs were just .05% of average loans.

     DEFIANCE, OHIO (January 17, 2005) - First Defiance Financial Corp. today announced that its earnings for the 2004 fourth quarter ended December 31, 2004 were $3.5 million, or $0.55 per diluted share, an improvement over the 2003 fourth quarter earnings of $2.8 million or $0.44 per diluted share. On a per share basis, the year-over-year increase was 25.0%.

     For the year ended December 31, 2004, First Defiance earned $10.8 million or $1.69 per diluted share compared to $12.1 million or $1.91 per diluted share for the year ended December 31, 2003. The 2004 results include a $1.9 million pretax charge ($1.25 million or $0.20 per share after tax) that was recorded in the 2004 third quarter to reflect the final settlement of claims related to the Company's 2002 sale of its Leader Mortgage subsidiary. Excluding that one-time expense, First Defiance's earnings for 2004 would have been $12.0 million or $1.89 per diluted share.

     "We are extremely pleased with the results of the fourth quarter because we achieved these results through the execution of our core community banking strategy," said First Defiance Chairman, President and Chief Executive Officer William J. Small. "The real strength of the results this quarter came from the core operations of First Federal Bank. We are very confident that this kind of result is sustainable in the environment we are operating in today."

Margin Improvement Keys Net Income Growth

     Net interest income for the three months ended December 31, 2004 was $9.0 million, a $1.0 million, or 13.0% increase from the fourth quarter of 2003. On a tax equivalent basis, net interest margin for the 2004 fourth quarter was 3.67%, a 16 basis point improvement from the 3.51% margin that was reported for the fourth quarter of 2003 and a 9 basis point improvement from the 3.58% tax equivalent margin that the Company realized in the 2004 third quarter. The margin improvement resulted from an increase in the prime lending rate driven by Federal Reserve rate hikes, an improved mix in earning assets, an expanded net interest spread and growth in average balances in non-interest bearing deposits.

     The improved asset mix was the result of continued strong growth in the Company's commercial and non-residential real estate loan portfolios. At December 31, 2004, commercial loans totaled $141.6 million and non-residential real estate loans were $415.2 million. Those balances represent increases of $20.9 million and $73.8 million, respectively, from December 31, 2003 when those balances totaled $120.7 million and $341.4 million.

     The net interest margin was also positively impacted by continued growth in the Company's non-interest bearing deposit accounts, which had an average balance of $61.4 million for the 2004 fourth quarter compared to $53.2 million in the fourth quarter of 2003.

     For the 2004 fourth quarter, yields on assets improved to 5.80% from 5.61% in the fourth quarter of 2003 while the cost of interest bearing liabilities only increased by five basis points, to 2.37% from 2.32%. As a result, the net interest spread improved to 3.43% in the 2004 fourth quarter from 3.29% in the same period of 2003.

Loan Growth, Asset Quality Remain Strong

     "Loan growth continues to be the foundation of our success," commented Mr. Small. "Our goal is to be the bank of choice in the markets we serve and I think the strong demand for our loan products is proof that we are achieving that goal. We are experiencing growth throughout our market, both in the Toledo, Bowling Green and Findlay markets where we are still considered the newcomers, as well as in our more established markets of Defiance, Bryan, Napoleon and Wauseon. I am also very gratified to report that we have been able to grow our loan balances without sacrificing credit quality."

     Non-performing assets totaled just $2.0 million or 0.18% of total assets at December 31, 2004. Net charge-offs for the 2004 fourth quarter were just $60,000 or 0.03% of average loans calculated on an annualized basis. By comparison, net charge-offs totaled $267,000 in the 2003 fourth quarter, which was 0.15% of average loans. For the quarter ended December 31, 2004, First Defiance recorded a provision for loan losses of $304,000, compared with $534,000 recorded in the fourth quarter of 2003.

Service Fee Income Increases

     Non-interest income totaled $4.2 million for the fourth quarter of 2004 compared to $3.8 million for the same period in 2003. The 2004 amount included $732,000 of investment securities gains while the 2003 amount included $656,000 of such gains. Service fee income increased by $148,000 or 11.9% in the 2004 fourth quarter compared to 2003 and gains from mortgage loans increased by $30,000 to $613,000 for the three months ended December 31, 2004 from $583,000 during the same period in 2003.

     For the 2004 fourth quarter, non-interest expense increased to $7.8 million from $6.9 million in the fourth quarter of 2003. The 2003 balance included $335,000 of mortgage servicing rights (MSR) impairment recovery while the 2004 balance had just $33,000 of MSR impairment recapture. Compensation and benefits, by far the most significant non-interest expense category, increased by $205,000 or 4.9% to $4.4 million for the three month period ended December 31, 2004 compared to $4.2 million for the fourth quarter of 2003.

Annual Results

     On an annual basis, net income for 2004 was $10.8 million or $1.3 million less than the 2003 total of $12.1 million. However, as noted above, the 2004 results included a one-time charge related to the final settlement of a contingent liability from the sale of the Company's former Leader Mortgage subsidiary which was $1.9 million or $1.25 million after tax. Excluding that one-time charge, 2004 earnings would have been just $54,000 less than the 2003 annual earnings. However, the 2003 results included $7.2 million of gains from mortgage loan sales compared with just $2.5 million of such gains in 2004. After tax, the reduction of mortgage banking gains in 2004 compared to 2003 amounted to $3.1 million or $0.48 per share.

     For the 2004 year, net interest income totaled $33.7 million before loan loss provision, an improvement of $4.7 million or 16.0% over 2003. For 2004, net interest margin, stated on a tax-equivalent basis, improved to 3.60% from 3.42% for the year ended December 31, 2003. During that same period, the provision for loan losses stayed relatively flat, decreasing to $1.5 million overall in 2004 from $1.7 million in 2003.

     Non-interest income for 2004 totaled $15.3 million compared to $18.8 million for 2003. However the 2004 total includes the $2.5 million of mortgage banking gains and another $1.4 million of gains from the sale of investment securities while the 2003 total included $7.2 million of mortgage banking gains and $1.6 million of securities gains. Other sources of non-interest income excluding mortgage and securities gains, increased by $1.4 million or 14.0% in 2004 when compared to 2003.

     Non-interest expense totaled $31.9 million for 2004, up from $28.4 million in 2003. Significant fluctuations were in compensation and benefits expense (which increased to $17.4 million for 2004 from $16.1 million for 2003), occupancy expense (which increased to $3.3 million for 2004 from $3.0 million in 2003), and mortgage servicing rights amortization (which decreased to $704,000 for 2004 compared to $2.0 million in 2003). The increase in compensation and benefits and occupancy expense resulted from the mid-year 2003 acquisition of three banking center offices and the opening in December 2003 and February 2004 of de novo banking center offices in Findlay and Maumee, Ohio, respectively.

     "Our annual results were a mixed bag in 2004," commented Mr. Small. "Year-over-year earnings growth is always an objective and we did not accomplish that in 2004. However, we knew it would be a significant challenge to replace the record levels of mortgage income we experienced in 2003. Last year we were proud of our results but we knew they would be difficult to duplicate. We are also proud of this year's results and we think they are much more sustainable on a going forward basis."

Total Assets Grow to $1.13 Billion

     Total assets at December 31, 2004 totaled $1.13 billion compared to $1.04 billion at December 31, 2003. At December 31, 2004, total loans, total deposits, and total equity were $881.2 million, $797.7 million and $126.9 million compared to $741.1 million, $729.0 million and $124.3 million, respectively, at December 31, 2003.

First Defiance Gears For Acquisitions

     During 2004, First Defiance announced agreements to acquire ComBanc, Inc. and its subsidiary the Commercial Bank ($208 million in assets) as well as The Genoa Savings and Loan Company ($94 million in assets). The ComBanc transaction, which is scheduled to close on January 21, 2005, will add approximately $118 million in loans and $170 million in deposits, while Genoa Savings, which is scheduled to close on April 8, 2005, subject to customary regulatory and shareholder approval, will add approximately $73 million in loans and $88 million in deposits.

     "As we reported earlier, under conservative assumptions, we expect that the ComBanc acquisition will add between $0.03 and $0.05 per share in 2005 while the Genoa Savings and Loan acquisition will add between $0.01 and $0.03 per share," said Mr. Small. "Neither of those estimates includes any projection for revenue enhancements, which I think could be significant. Also, neither of those estimates includes merger-related costs. We are optimistic about those opportunities. Staffs from all three organizations have been working hard to prepare for a smooth transition of the

Commercial Bank and Genoa Savings and Loan customers to First Federal Bank and we anticipate an efficient integration."

2005 Earnings Guidance

     In preparing its budget for 2005, management has made the following assumptions:

     o Loans are budgeted to grow by approximately $97 million for the year, excluding the increased balances from the two acquisitions. Most of the growth is expected to occur in the commercial real estate, commercial and home equity categories.

     o Deposits are budgeted to grow 9% excluding the additional deposits from the two acquisitions. Emphasis will be on growth in core deposit accounts, especially non-interest bearing checking accounts.

     o Net interest margin is estimated to be in the 3.55% -- 3.65% range for the 2005 first quarter and is projected to increase to approximately 3.70% --3.80% by the 2005 fourth quarter. The budget includes a projected 0.25% rate hike in the Fed Funds rate in each quarter of 2005. First Defiance's net interest income will increase in a rising rate environment, but by less than 2% when compared to a flat rate environment. The sensitivity of net interest income does not take the two acquisitions into account, however.

     o Management has not budgeted any growth for either of the pending acquisitions as the challenge will be retaining loan balances while adapting to new underwriting standards and retaining deposit balances in competitive rate markets. Management believes there are significant opportunities to grow both loans and deposits but has not forecast any such growth in preparing the 2005 budget.

     o Gains from the sale of mortgage loans are estimated to be in the range of $450,000 to $800,000 per quarter for 2005. Other non-interest income is projected to increase by 10% over 2004. Management did not budget any securities gains.

     o Combined compensation and benefits expense is anticipated to increase by approximately 13% in 2005 from 2004 based on anticipated staffing increases, budgeted salary increases in the 3% to 4% range and benefit cost increases of 10%.

     o Management does not anticipate mortgage prepayment speeds to be materially different from 2004 levels and therefore anticipates that MSR amortization will be incurred at a level consistent with 2004. Management has not budgeted for either additional impairment or impairment recovery, although approximately $600,000 of impairment reserves remain at December 31, 2004.

     Based on these factors, management estimates that net income per share for 2005 will range from $2.05 to $2.15 per share. Factors such as changes in interest rates, economic conditions or competitive pressures, as well as future management decisions on de novo branching, acquisitions, and a variety of other matters may impact these estimated amounts.

Conference Call

     First Defiance Financial Corp. will host a conference call at 11:00 a.m.
(EST) on Tuesday, January 18, 2005 to discuss the earnings results and business trends. The conference call may be accessed by calling 888-880-1525. The passcode for the conference call is "First Defiance." The conference identification number for the call is 3094397. Participants should be prepared to provide both the passcode and conference identification number to access the call.

     Internet access to the call is also available (in listen-only mode) at the following URL:
http://phx.corporate-ir.net/playerlink.zhtml?c=90296&s=wm&e=992112.

     The audio replay of the Internet Webcast will be available at www.fdef.com until February 28, 2005. For those without Internet access, the earnings release will be available by fax or mail on request. To receive a copy, please call FDEF Investor Relations at 419-782-3836.

About First Defiance Financial Corp.

     First Defiance Financial Corp., headquartered in Defiance, OH, is the holding company for First Federal Bank of the Midwest and First Insurance & Investments. First Federal operates 19 full service branches and 25 ATM locations in northwest Ohio. First Insurance & Investments is the largest property and casualty insurance company in the Defiance, OH area, specializing in life and group health insurance, financial planning and investments. For more information, visit the company's Web site at www.fdef.com.

Safe Harbor Statement

     This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: the future recapture of mortgage servicing impairment reserves, future movements of interest rates and particularly 10-year Treasury notes, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a rising interest rate environment, the ability to sustain credit quality ratios at current or improved levels, a secondary market for packaged mortgage loan securities, future repurchases of First Defiance Financial Corp. stock and the positive impact of exercised stock options on shareholders' equity, the ability to gain regulatory, shareholder and other required approvals to close the announced acquisitions, ability to achieve expected earnings, expense reductions and levels of one-time costs including acquisition-related and restructuring charges, ability to successfully integrate the acquired banking offices into the First Federal Bank of the Midwest branch network by the specified times, the level of assets and total loans expected upon completion of the announced acquisitions, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2003. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.


--------------------------------------------------------------------------------------------------

Consolidated Balance Sheets
First Defiance Financial Corp.

                                                                    December 31,      December 31,
(in thousands)                                                          2004             2003
--------------------------------------------------------------------------------------------------

Assets
Cash and cash equivalents
     Cash and amounts due from depository institutions              $    19,891       $    28,020
     Interest-bearing deposits                                              630             9,763
                                                                    -----------       -----------
                                                                         20,521            37,783
Securities
     Available-for sale, carried at fair value                          137,003           168,259
     Held-to-maturity, carried at amortized costs                         2,255             2,776
                                                                    -----------       -----------
                                                                        139,258           171,035
Loans held for sale                                                       6,225             5,872
Loans                                                                   884,938           744,099
Allowance for loan losses                                                (9,956)           (8,844)
                                                                    -----------       -----------
Loans, net                                                              881,207           741,127
Mortgage servicing rights                                                 3,598             3,431
Accrued interest receivable                                               4,653             4,742
Federal Home Loan Bank stock and other interest-bearing assets           13,376            17,766
Bank Owned Life Insurance                                                18,581            17,952
Office properties and equipment                                          24,248            23,846
Real estate and other assets held for sale                                   98               404
Goodwill and other intangibles                                           18,933            20,544
Other assets                                                              2,194             1,969
                                                                    -----------       -----------
     Total Assets                                                   $ 1,126,667       $ 1,040,599
                                                                    ===========       ===========

Liabilities and Stockholders' Equity
Non-interest-bearing deposits                                       $    62,450       $    52,323
Interest-bearing deposits                                               735,251           676,673
                                                                    -----------       -----------
      Total deposits                                                    797,701           728,996
Advances from Federal Home Loan Bank                                    181,213           164,522
Notes payable and other interest-bearing liabilities                     11,804            12,267
Advance payments by borrowers for tax and insurance                         278               231
Deferred taxes                                                              934             1,859
Other liabilities                                                         7,882             8,455
                                                                    -----------       -----------
      Total liabilities                                                 999,812           916,330
Stockholders' Equity
      Preferred stock                                                      --                --
      Common stock                                                           63                63
      Additional paid-in-capital                                         52,112            51,144
      Stock acquired by ESOP                                             (1,479)           (1,904)
      Deferred compensation                                                  (4)              (11)
      Accumulated other comprehensive income                              2,131             4,017
      Retained earnings                                                  74,032            70,960
                                                                    -----------       -----------
      Total stockholders' equity                                        126,855           124,269
                                                                    -----------       -----------
      Total liabilities and stockholders' equity                    $ 1,126,667       $ 1,040,599
                                                                    ===========       ===========


------------------------------------------------------------------------------------------------------------------
Consolidated Statements of Income (Unaudited)
First Defiance Financial Corp.
                                                               Three Months Ended            Twelve Months Ended
                                                                  December 31,                  December 31,
                                                                  ------------                  ------------
(in thousands, except per share amounts)                       2004           2003           2004           2003
------------------------------------------------------------------------------------------------------------------

Interest Income:
     Loans                                                   $ 12,933       $ 10,918       $ 47,345      $ 41,165
     Investment securities                                      1,505          1,973          6,731         8,491
    Interest-bearing deposits                                       6             64             43           280
                                                             --------       --------       --------      --------
Total interest income                                          14,444         12,955         54,119        49,936
Interest Expense:
     Deposits                                                   3,497          3,160         12,950        13,435
     FHLB advances and other                                    1,899          1,790          7,317         7,343
     Notes Payable                                                 39             30            114            77
                                                             --------       --------       --------      --------
Total interest expense                                          5,435          4,980         20,381        20,855
                                                             --------       --------       --------      --------
Net interest income                                             9,009          7,975         33,738        29,081
Provision for loan losses                                         304            534          1,548         1,719
                                                             --------       --------       --------      --------
Net interest income after provision for loan losses             8,705          7,441         32,190        27,362
Non-interest Income:
     Service fees and other charges                             1,391          1,243          5,341         4,480
     Dividends on stock and other interest income                 142            178            612           695
     Gain on sale of loans                                        613            583          2,523         7,173
     Gain on sale of securities                                   732            656          1,426         1,575
     Insurance and investment sales commissions                   860            895          4,052         3,712
     Trust income                                                  58             45            225           161
     Income from Bank Owned Life Insurance                        368            192            947           809
     Other non-interest income                                     46             43            187           183
                                                             --------       --------       --------      --------
Total Non-interest Income                                       4,210          3,835         15,313        18,788
Non-interest Expense:
     Compensation and benefits                                  4,360          4,155         17,422        16,120
     Occupancy                                                    874            812          3,294         3,040
     SAIF deposit insurance premiums                               27             98             40           183
     State franchise tax                                          401            280            868         1,118
     Data processing                                              647            484          2,363         1,841
     Amortization of mortgage servicing rights                    157            143            704         1,969
     Impairment (recovery) of mortgage servicing rights           (33)          (335)             1          (717)
     Amortization of intangibles                                   28             31            110            70
     Settlement of contingent liability                          --             --            1,927          --
     Other non-interest expense                                 1,376          1,217          5,176         4,754
                                                             --------       --------       --------      --------
Total Non-interest Expense                                      7,837          6,885         31,905        28,378
                                                             --------       --------       --------      --------
Income before income taxes                                      5,078          4,391         15,598        17,772
Income taxes                                                    1,599          1,572          4,802         5,690
                                                             --------       --------       --------      --------
Net income                                                   $  3,479       $  2,819       $ 10,796      $ 12,082
                                                             ========       ========       ========      ========

Earnings per share:
     Basic                                                   $   0.57       $   0.47       $   1.77      $   2.00
     Diluted                                                 $   0.55       $   0.44       $   1.69      $   1.91

Average Shares Outstanding:
     Basic                                                      6,063          6,038          6,094         6,036
     Diluted                                                    6,341          6,380          6,371         6,319



---------------------------------------------------------------------------------------------------------------------------------
Financial Summary and Comparison
First Defiance Financial Corp.
                                                           Three months ended                     Twelve Months Ended
                                                              December 31,                            December 31,
(dollars in thousands, except per share data)               2004        2003     % change           2004        2003     % change
---------------------------------------------------------------------------------------------------------------------------------
Summary of Operations

Tax-equivalent interest income (1)                         14,639        13,140        11.4      54,902        50,699        8.3
Interest expense                                            5,435         4,980         9.1      20,381        20,855       (2.3)
Tax-equivalent net interest income (1)                      9,204         8,160        12.8      34,521        29,844       15.7
Provision for loan losses                                     304           534       (43.1)      1,548         1,719       (9.9)
Tax-equivalent NII after provision for loan loss (1)        8,900         7,626        16.7      32,973        28,125       17.2
Securities gains                                              732           656        11.6       1,426         1,575       (9.5)
Non-interest income-excluding securities gains              3,478         3,179         9.4      13,887        17,213      (19.3)
Non-interest expense                                        7,837         6,885        13.8      31,905        28,378       12.4
Income taxes                                                1,599         1,572         1.7       4,802         5,690      (15.6)
Net Income                                                  3,479         2,819        23.4      10,796        12,082      (10.6)
Tax equivalent adjustment (1)                                 195           185         5.4         783           763        2.6
---------------------------------------------------------------------------------------------------------------------------------
At Period End
Assets                                                  1,126,667     1,040,599         8.3
Earning assets                                          1,034,471       939,691        10.1
Loans                                                     891,163       749,971        18.8
Allowance for loan losses                                   9,956         8,844        12.6
Deposits                                                  797,701       728,996         9.4
Stockholders' equity                                      126,855       124,269         2.1
Stockholders' equity / assets                               11.26%        11.94%       (5.7)
---------------------------------------------------------------------------------------------------------------------------------
Average Balances
Assets                                                  1,108,979     1,038,384         6.8   1,070,803       975,047        9.8
Earning assets                                          1,014,424       941,839         7.7     976,482       893,430        9.3
Deposits and interest-bearing liabilities                 972,498       904,468         7.5     935,399       843,410       10.9
Loans                                                     858,971       731,665        17.4     806,877       667,165       20.9
Deposits                                                  784,466       735,451         6.7     755,328       680,539       11.0
Stockholders' equity                                      126,101       123,266         2.3     125,920       121,234        3.9
Stockholders' equity / assets                               11.37%        11.87%       (4.2)      11.76%        12.43%      (5.4)
---------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Net Income
     Basic                                              $    0.57     $    0.47        22.1   $    1.77     $    2.00      (11.6)
     Diluted                                                 0.55          0.44        24.5        1.69          1.91      (11.6)
Dividends                                                    0.22          0.20        10.0        0.82          0.65       26.2
Market Value:
     High                                               $   28.90     $   30.65     (5.7) $       29.00     $   30.65       (5.4)
     Low                                                    25.20         24.00         5.0       22.01         18.21       20.9
     Close                                                  28.85         25.90        11.4       28.85         25.90       11.4
Book Value                                                  20.11         19.64         2.4       20.11         19.64        2.4
Tangible Book Value                                         17.10         16.39         4.3       17.10         16.39        4.3
Shares outstanding, end of period (000)                     6,280         6,328        (0.8)      6,280         6,328       (0.8)
---------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)                       3.67%         3.51%        4.4        3.60%         3.42%       5.3
Return on average assets                                     1.25%         1.09%       15.6        1.01%         1.24%     (18.6)
Return on average equity                                    11.04%         9.15%       20.6        8.57%         9.97%     (14.0)
Efficiency ratio (2)                                        61.80%        60.72%        1.8       65.91%        60.31%       9.3
Effective tax rate                                          31.49%        35.80%      (12.0)      30.79%        32.02%      (3.8)
Dividend payout ratio (basic)                               38.60%        42.84%       (9.9)      46.33%        32.47%      42.7
---------------------------------------------------------------------------------------------------------------------------------

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.
NM  Percentage change not meaningful





Yield Analysis
First Defiance Financial Corp.
                                                                          Three Months Ended December 31,
                                                       ----------------------------------------------------------------------------
                                                                          2004                                 2003
                                                       ----------------------------------     -------------------------------------
                                                         Average                    Yield       Average                      Yield
                                                         Balance     Interest(1)   Rate(2)      Balance      Interest(1)     Rate(2)
Interest-earning assets:
   Loans receivable                                    $   858,971      $ 12,936    5.99%     $   731,665    $ 10,923        5.92%
   Securities                                              141,684         1,697    4.76%         172,703       2,153        4.95%
   Interest Bearing Deposits                                   533             6    4.48%          19,880          64        1.28%
   FHLB stock and other                                     13,236           142    4.27%          17,591         178        4.01%
                                                       -----------      --------              -----------    --------
   Total interest-earning assets                         1,014,424        14,781    5.80%         941,839      13,318        5.61%
   Non-interest-earning assets                              94,555                                 96,545
                                                       -----------                            -----------
Total assets                                           $ 1,108,979                            $ 1,038,384
                                                       ===========                            ===========
Deposits and Interest-bearing liabilities:
   Interest bearing deposits                             $ 723,047      $  3,497    1.92%     $   682,287     $ 3,160        1.84%
   FHLB advances and other                                 176,324         1,899    4.28%         155,870       1,790        4.56%
   Other Borrowings                                         11,708            39    1.33%          13,147          30        0.91%
                                                       -----------      --------              -----------    --------
   Total interest-bearing liabilities                      911,079         5,435    2.37%         851,304       4,980        2.32%
   Non-interest bearing deposits                            61,419             -       -           53,164           -           -
                                                       -----------      --------              -----------    --------
Total including non-interest-bearing demand deposit        972,498         5,435    2.22%         904,468       4,980        2.18%
Other non-interest-bearing liabilities                      10,380                                 10,650
                                                       -----------                            -----------
Total liabilities                                          982,878                                915,118
   Stockholders' equity                                    126,101                                123,266
                                                       -----------                            -----------
Total liabilities and stockholders' equity             $ 1,108,979                            $ 1,038,384
                                                       ===========      --------              ===========    --------
Net interest income; interest rate spread                               $  9,346    3.43%                     $ 8,338        3.29%
                                                                        ========    ====                     ========        ====  =
Net interest margin (3)                                                             3.67%                                    3.51%
                                                                                    ====                                     ====
Average interest-earning assets  to average interest
bearing liabilities                                                                  111%                                     111%
                                                                                    ====                                      ===


                                                                            Tweleve Months Ended December 31,
                                                       ----------------------------------------------------------------------------
                                                                          2004                                 2003
                                                       ----------------------------------     -------------------------------------
                                                         Average                    Yield       Average                      Yield
                                                         Balance     Interest(1)   Rate(2)      Balance      Interest(1)     Rate(2)
Interest-earning assets:
   Loans receivable                                    $   806,877      $ 47,360    5.87%     $   667,165    $   41,233      6.18%
   Securities                                              152,319         7,499    4.92%         186,631         9,186      4.92%
   Interest Bearing Deposits                                 2,447            43    1.76%          22,082           280      1.27%
   FHLB stock and other                                     14,839           612    4.12%          17,552           695      3.96%
                                                       -----------      --------              -----------    ----------
   Total interest-earning assets                           976,482        55,514    5.69%         893,430        51,394      5.75%
   Non-interest-earning assets                              94,321                                 81,617
                                                       -----------                            -----------
Total assets                                           $ 1,070,803                            $   975,047
                                                       ===========                            ===========
Deposits and Interest-bearing liabilities:
   Interest bearing deposits                           $   699,087      $ 12,950    1.85%     $   633,034    $   13,435      2.12%
   FHLB advances and other                                 169,463         7,317    4.32%         155,301         7,343      4.73%
   Other Borrowings                                         10,608           114    1.07%           7,570            77      1.02%
                                                       -----------      --------              -----------    ----------
   Total interest-bearing liabilities                      879,158        20,381    2.32%         795,905        20,855      2.62%
   Non-interest bearing deposits                            56,241             -       -           47,505             -         -
                                                       -----------      --------              -----------    ----------
Total including non-interest-bearing demand deposit        935,399       20,381     2.18%         843,410        20,855      2.47%
Other non-interest-bearing liabilities                       9,484                                 10,403
                                                       -----------                            -----------
Total liabilities                                          944,883                                853,813
   Stockholders' equity                                    125,920                                121,234
                                                       -----------                            -----------
Total liabilities and stockholders' equity             $ 1,070,803                            $   975,047
                                                       ===========      --------              ===========    ----------
Net interest income; interest rate spread                               $ 35,133    3.37%                    $   30,539      3.13%
                                                                        ========    ====                     ==========      ====
Net interest margin (3)                                                             3.60%                                    3.42%
                                                                                    ====                                     ====
Average interest-earning assets  to average interest
bearing liabilities                                                                  111%                                     112%
                                                                                    ====                                     ====
----------------------------------------------------------------------------------------------------

(1) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)  Annualized
(3) Net interest margin is net interest income divided by average interest-earning assets.


----------------------------------------------------------------------------------------------------------------------------------
Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)             4th Qtr 2004    3rd Qtr 2004   2nd Qtr 2004  1st Qtr 2004  4th Qtr 2003
----------------------------------------------------------------------------------------------------------------------------------
Summary of Operations
Tax-equivalent interest income (1)                        $    14,639     $    14,049    $    13,202    $    12,988    $    13,140
Interest expense                                                5,435           5,258          4,881          4,806          4,980
Tax-equivalent net interest income (1)                          9,204           8,791          8,321          8,182          8,160
Provision for loan losses                                         304             376            490            379            534
Tax-equivalent NII after provision for loan losses (1)          8,900           8,415          7,831          7,803          7,804
Investment securities gains                                       732             302            293             98            656
Non-interest income (excluding securities gains/losses)         3,478           3,248          3,838          3,324          3,179
Non-interest expense                                            7,837           9,469          7,134          7,464          6,885
Income taxes                                                    1,599             606          1,492          1,105          1,572
Net income                                                      3,479           1,680          3,144          2,493          2,819
Tax equivalent adjustment (1)                                     195             210            192            163            185
----------------------------------------------------------------------------------------------------------------------------------
At Period End
Total assets                                              $ 1,126,667     $ 1,102,370    $ 1,073,166    $ 1,037,100    $ 1,040,599
Earning assets                                              1,034,471       1,009,302        980,851        946,949        939,691
Loans                                                         891,163         861,070        822,717        775,301        749,971
Allowance for loan losses                                       9,956           9,712          9,537          9,167          8,844
Deposits                                                      797,701         779,256        753,390        722,068        728,996
Stockholders' equity                                          126,855         125,423        124,452        127,230        124,269
Stockholders' equity / assets                                   11.26%          11.38%         11.60%         12.27%       11.94%
Goodwill                                                       18,933          18,961         19,310         19,302         20,544
----------------------------------------------------------------------------------------------------------------------------------
Average Balances (2)
Total assets                                              $ 1,108,979     $ 1,087,205    $ 1,050,462    $ 1,036,571    $ 1,038,384
Earning assets                                              1,014,424         993,406        957,173        941,345        941,839
Deposits and interest-bearing liabilities                     972,498         951,392        917,422        900,285        904,468
Loans                                                         858,971         832,116        786,575        749,848        731,665
Deposits                                                      784,466         768,455        742,088        726,302        735,451
Stockholders' equity                                          126,101         125,800        125,909        125,872        123,266
Stockholders' equity / assets                                   11.37%          11.57%         11.99%         12.14%       11.87%
----------------------------------------------------------------------------------------------------------------------------------
Per Common Share Data
Basic earnings per share                                  $      0.57     $      0.28    $      0.51    $      0.41    $      0.47
Diluted earnings per share                                       0.55            0.26           0.49           0.39           0.44
Dividends                                                        0.22            0.20           0.20           0.20           0.20

Market Value:
High                                                      $     28.90     $     26.73    $     28.88    $     29.00    $     30.65
Low                                                             25.20           22.01          22.07          26.60          24.00
Close                                                           28.85           26.01          22.10          27.23          25.90
Book Value                                                      20.11           19.94          19.70          19.88          19.64
Shares outstanding, end of period (in thousands)                6,280           6,286          6,318          6,401          6,328
----------------------------------------------------------------------------------------------------------------------------------
Performance Ratios (annualized)
Tax-equivalent net interest margin                               3.67%           3.58%          3.52%          3.57%          3.51%
Return on average assets (3)                                     1.25%           0.62%          1.20%          0.96%          1.09%
Return on average equity                                        11.04%           5.34%          9.99%          7.92%          9.15%
Efficiency ratio (4)                                            61.80%          78.65%         58.67%         64.87%         60.72%
Effective tax rate                                              31.49%          26.51%         32.18%         30.71%         35.80%
Dividend payout ratio (basic)                                   38.60%          71.43%         39.22%         49.04%         42.55%
----------------------------------------------------------------------------------------------------------------------------------

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)  Average balances do not reflect borrowings to fund discontinued operations
(3) Income from continuing operations divided by assets, excluding assets of discontinued operations
(4) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net and asset sales gains, net.


----------------------------------------------------------------------------------------------------------------------------
 Selected Quarterly Information
First Defiance Financial Corp.

(dollars in thousands, except per share data)      4th Qtr 2004    3rd Qtr 2004   2nd Qtr 2004   1st Qtr 2004   4th Qtr 2003
----------------------------------------------------------------------------------------------------------------------------
Loan Portfolio Composition
One to four family residential real estate             $190,070       $186,688       $181,685       $173,367       $167,983
Construction                                             15,507         16,816         15,472         15,272         16,830
Commercial real estate                                  415,164        392,610        371,360        359,070        341,423
Commercial                                              141,643        141,264        140,178        119,442        120,677
Consumer finance                                         45,513         45,267         42,741         40,858         40,257
Home equity and improvement                              90,839         87,755         80,312         74,800         70,038
                                                       --------       --------       --------       --------       --------
Total loans                                             898,736        870,400        831,748        782,809        757,208
Less:
   Loans in process                                       6,340          8,155          7,925          6,406          6,079
   Deferred loan origination fees                         1,233          1,175          1,106          1,101          1,158
  Allowance for loan loss                                 9,956          9,712          9,537          9,167          8,844
                                                       --------       --------       --------       --------       --------
Net Loans                                              $881,207       $851,358       $813,180       $766,135       $741,127
                                                       ========       ========       ========       ========       ========

----------------------------------------------------------------------------------------------------------------------------
Allowance for loan loss activity
Beginning allowance                                    $  9,712       $  9,537       $  9,167       $  8,844       $  8,577
Provision for loan losses                                   304            376            490            379            534
   Credit loss charge-offs:
     One to four family residential real estate            --             --             --               52           --
     Commercial real estate                                  24             25              9           --             --
     Commercial                                             107            144            125             14            260
     Consumer finance                                        37             78             33             38             37
     Home equity and improvement                           --             --             --             --             --
                                                       --------       --------       --------       --------       --------
Total charge-offs                                           168            247            167            104            297
Total recoveries                                            108             46             47             48             30
                                                       --------       --------       --------       --------       --------
Net charge-offs (recoveries)                                 60            201            120             56            267
                                                       --------       --------       --------       --------       --------
Ending allowance                                       $  9,956       $  9,712       $  9,537       $  9,167       $  8,844
                                                       ========       ========       ========       ========       ========

----------------------------------------------------------------------------------------------------------------------------
Credit Quality
Non-accrual loans                                      $  1,893       $  1,945       $  2,863       $  2,375       $  2,545
Loans over 90 days past due and still accruing             --             --             --             --             --
                                                       --------       --------       --------       --------       --------
 Total non-performing loans (1)                           1,893          1,945          2,863          2,375          2,545
Real estate owned (REO)                                      98             61            193            348            404
                                                       --------       --------       --------       --------       --------
 Total non-performing assets (1)                       $  1,991       $  2,006       $  3,056       $  2,723       $  2,949
                                                       ========       ========       ========       ========       ========
Net charge-offs                                              60            201            120             56            267

Allowance for loan losses / loans                          1.12%          1.13%          1.16%          1.18%          1.18%
Allowance for loan losses / non-performing assets        500.05%        484.15%        312.07%        336.65%        299.90%
Allowance for loan losses / non-performing loans         525.94%        499.33%        333.11%        385.98%        347.50%
Non-performing assets / loans plus REO                     0.22%          0.23%          0.37%          0.35%          0.39%
Non-performing assets / total assets                       0.18%          0.18%          0.28%          0.26%          0.28%
Net charge-offs / average loans ( annualized)              0.03%          0.10%          0.06%          0.03%          0.15%

----------------------------------------------------------------------------------------------------------------------------
Deposit Balances
Non-interest-bearing demand deposits                   $ 62,450       $ 55,321       $ 56,659       $ 52,091       $ 52,323
Interest-bearing demand deposits and money market       258,797        239,524        225,842        216,193        216,042
Savings deposits                                         52,132         53,143         53,965         54,054         51,767
Time deposits less than $100,000                        289,878        285,939        303,909        293,424        312,089
Time deposits greater than $100,000                     134,444        145,329        113,015        106,306         96,775
                                                       --------       --------       --------       --------       --------
Total deposits                                         $797,701       $779,256       $753,390       $722,068       $728,996
                                                       ========       ========       ========       ========       ========

----------------------------------------------------------------------------------------------------------------------------

(1) Non-performing loans consist of non-accrual loans that are contractually past due 90 days or more and loans that are deemed impaired under the criteria of FASB Statement No. 114. Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.